UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 23, 2017
Date of Report (Date of earliest event reported)

TiVo Corporation
(Exact name of registrant as specified in its charter)

Delaware 001-37870 61-1793262
(State or other jurisdiction of (Commission             (I.R.S. employer
        incorporation or organization) File No.)            identification number)

Two Circle Star Way
San Carlos, California 94070
(Address of principal executive offices, including zip code)
(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensation Arrangements of Certain Officers

2017 Senior Executive Company Incentive Plan
On February 23, 2017, the Compensation Committee of the Board of Directors of TiVo Corporation approved the 2017 Senior Executive Company Incentive Plan (the “Plan”) for the Chief Executive Officer and his executive-level direct reports. Named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) will participate in the Plan. A copy of the Plan is attached to this report as Exhibit 10.1.

Under the terms of the Plan, employees are provided cash incentive awards based upon the Company’s and the individual employee’s performance. Company performance is based upon the Company achieving a worldwide revenue target and a worldwide Adjusted EBITDA target. Individual performance is based upon the evaluation of the individual employee’s performance and contribution for the fiscal year. As in past years, awards are expected to be targeted as a percentage of a participant’s annual salary.

Item 9.01    Financial Statements and Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description
10.1	2017 Senior Executive Company Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TiVo Corporation
(Registrant)

Date: March 1, 2017	By: /s/ Pamela Sergeeff
Pamela Sergeeff
Executive Vice President & General Counsel